Exhibit 99.1

Avalara Announces Third Quarter 2020 Financial Results

Third Quarter Total Revenue of $127.9 Million

Total Revenue Growth of 30% From Third Quarter 2019

SEATTLE – November 5, 2020 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its third quarter ended September 30, 2020.

“Avalara’s stellar third quarter performance exceeded our expectations, with revenue growth accelerating to 30 percent year-over-year, reaching a key milestone of a half a billion topline annual revenue run rate,” said Scott McFarlane, Avalara co-founder and chief executive officer. “Our results demonstrate the adaptability and resiliency of our business model during a changing business and economic environment presented by COVID-19. We continue to see a confluence of macro trends that are tailwinds for our business, from the accelerating growth of ecommerce to broader adoption of cloud-based solutions and a growing emphasis on efficiency to the increasing need for regulatory compliance enforcement. We believe that global demand for compliance automation is inevitable, and we are well positioned to capture the large opportunity in front of us.”

Third Quarter 2020 Financial Results

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Revenue: Total revenue was $127.9 million in the third quarter of 2020, up 30% from $98.5 million in the third quarter of 2019. Subscription and returns revenue was $119.2 million, up 30% from $92.0 million in the same period last year. Professional services revenue was $8.7 million, up 33% from $6.5 million in the same period last year.

•

Gross Profit: GAAP gross profit was $92.9 million in the third quarter of 2020, representing a 73% gross margin, compared to a GAAP gross profit of $68.7 million and a 70% gross margin in the third quarter of 2019. Non-GAAP gross profit was $95.5 million, representing a 75% non-GAAP gross margin, compared to a non-GAAP gross profit of $70.8 million and a 72% non-GAAP gross margin in the third quarter of 2019.

•

Operating Loss: GAAP operating loss was $12.6 million in the third quarter of 2020, compared to a GAAP operating loss of $14.9 million in the third quarter of 2019. Non-GAAP operating income was $1.7 million in the third quarter of 2020, compared to a non-GAAP operating loss of $3.1 million in the third quarter of 2019.

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Net Loss: GAAP net loss was $12.7 million in the third quarter of 2020, compared to a GAAP net loss of $13.3 million in the third quarter of 2019. Non-GAAP net income was $1.6 million in the third quarter of 2020, compared to a non-GAAP net loss of $1.5 million in the third quarter of 2019.

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Net Loss per Share: GAAP basic and diluted net loss per share was $0.15 based on 82.3 million weighted-average shares outstanding in the third quarter of 2020, compared to a GAAP basic and diluted net loss per share of $0.17 based on 76.2 million weighted-average shares outstanding in the third quarter of 2019. Non-GAAP diluted net income per share was $0.02 based on 86.7 million weighted-average shares outstanding in the third quarter of 2020, compared to a non-GAAP diluted net loss per share of $0.02 based on 76.2 million weighted-average shares outstanding in the third quarter of 2019.

•

Deferred Revenue: Total deferred revenue was $180.6 million at September 30, 2020, up from $161.2 million at December 31, 2019. The current portion of deferred revenue was $178.9 million at September 30, 2020, up from $160.3 million at December 31, 2019.

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Cash: Net cash provided by operating activities was $27.9 million in the third quarter of 2020, compared to $5.9 million provided by operating activities in the third quarter of 2019. Free cash flow was positive $25.8 million in the third quarter of 2020, compared to positive $3.6 million in the third quarter of 2019. Cash and cash equivalents totaled $1,064.1 million at September 30, 2020 compared to $467.0 million at December 31, 2019.

•	Calculated Billings: Calculated billings were $142.3 million in the third quarter of 2020, compared to calculated billings of $108.5 million in the third quarter of 2019.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Third Quarter 2020 and Recent Operating Highlights

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Key Metrics: We ended the third quarter of 2020 with approximately 14,180 core customers, up from approximately 13,560 core customers at the end of the previous quarter and approximately 11,400 in the third quarter of 2019, a 24% increase year-over-year. Our net revenue retention rate was 108% in the third quarter of 2020 and has averaged 108% over the last four quarters.

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Acquired Transaction Tax Resources, Inc.: We announced the acquisition of Transaction Tax Resources, Inc. (TTR) for approximately $377 million in cash in early October. TTR, known as the tax answer company, serves businesses of all sizes, offering U.S. sales and use tax rates, laws, software, and customer support required for the biggest and most complex companies. Avalara and TTR bring together leading tax technology with trusted tax content, extending Avalara’s current products and content, adding new capabilities, and reaching new segments. TTR’s team, with its culture, training, and experience serving enterprise businesses, will add enterprise capabilities across Avalara’s content, product, sales, and customer support. TTR brings Avalara more than 1,400 customers, including blue chip customers that represent more than 30% of the Fortune 500, the largest or second largest company in each of 40 industries, 9 of the top 10 healthcare companies, 8 of the top 10 telecommunications companies and 5 of the top 10 IT services firms. TTR will operate as a subsidiary of Avalara, continuing to serve its customers with trusted solutions while integrating key products and content into Avalara’s automation tools. As companies of all sizes continue to introduce, accelerate, or mature their digital strategies, with the addition of TTR, Avalara will build an enterprise-ready tax automation suite.

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Completed Follow-On Public Offering of Common Stock: We completed a public offering of 4,527,558 shares of common stock, including the full exercise of the underwriters’ option to purchase 590,551 additional shares of common stock, at a price of $127.00 per share. We received net proceeds of $556.3 million, after deducting underwriting discounts and commissions and before deducting offering expenses paid and payable of $0.7 million.

Product Highlights

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Introduced E-invoicing Solution to Help Businesses Manage GST Compliance in India: We announced the availability of Avalara India GST e-Invoicing, an end-to-end solution that helps companies manage e-invoicing requirements and comply with India’s e-invoicing reform. The new offering builds on Avalara’s range of technological solutions available to improve the Goods and Services Tax (GST) compliance experience for businesses in India by validating, storing, and managing invoices, and providing the option to automate GST returns and e-way bills.

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Unveiled Comprehensive Beverage Alcohol Compliance Solution for Wineries, Distilleries, Breweries, Importers, and Retailers: We announced the availability of Avalara AvaTax for Beverage Alcohol, a new offering for wineries, distilleries, breweries, importers, and retailers that locates and calculates sales and use tax plus beverage alcohol tax rates with rooftop-level accuracy, and connects to ecommerce or accounting software already in use by customers. AvaTax for Beverage Alcohol is a central component in the Avalara for Beverage Alcohol suite of products, which provides comprehensive support for beverage alcohol businesses across the compliance life cycle, from licensing and product registrations to tax calculations and returns, helping to reduce noncompliance and audit risk exposure.

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Introduced New Capabilities to Help Sellers Manage Cross-Border Tax Compliance: We announced enhanced capabilities for Avalara’s cross-border solution, an integrated offering that helps businesses sell internationally by managing the complexity of customs duty and import tax compliance. The enhanced offering builds on Avalara’s range of technological solutions available to improve the cross-border compliance experience for businesses. Avalara’s cross-border solution consists of Avalara AvaTax Cross-Border and Avalara Item Classification, providing users with an integrated approach or stand-alone offerings to address the complex processes of classifying products and calculating custom duties and import taxes.

Financial Outlook

For the fourth quarter of 2020, the Company currently expects:

•	Total revenue between $132.0 and $134.0 million.
•	Non-GAAP operating loss between $4.0 and $6.0 million.

For the full year 2020, the Company currently expects:

•	Total revenue between $488.0 and $490.0 million.
•	Non-GAAP operating loss between $7.0 and $9.0 million.

Note: Our financial outlook above includes the impact of acquisitions that have closed to date during the fourth quarter of 2020.

Conference Call Information

Avalara will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, November 5, 2020, to discuss its financial results and business highlights. The conference call can be accessed by dialing (866) 393-4306 from the United States and Canada or (734) 385-2616 internationally with conference ID 1473927. A live webcast of the call will also be available on the Avalara investor relations website at investor.avalara.com.

A telephone replay of the conference call will be available until 8:59 p.m. Pacific Time on Thursday, November 12, 2020 and a webcast replay will also be archived at investor.avalara.com. The telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 1473927.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at www.avalara.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the fourth quarter and full year 2020 and our expectations for the integration of TTR into our business. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the impact of the novel coronavirus (COVID-19) pandemic and any associated economic downturn on our business operations, results, and financial position; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP basic net income (loss) per share, non-GAAP diluted net income (loss) per share, free cash flow, and calculated billings, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

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We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense before stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.

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We calculate non-GAAP gross profit as GAAP gross profit before stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

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We calculate non-GAAP operating income (loss) as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments. We calculate non-GAAP net income (loss) as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

•	We calculate non-GAAP basic net income (loss) per share as non-GAAP net income (loss) divided by basic weighted average shares outstanding.
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We calculate non-GAAP diluted net income (loss) per share as non-GAAP net income (loss) divided by diluted weighted average shares outstanding. Diluted weighted average shares outstanding includes weighted average shares outstanding plus the dilutive effect, if any, of outstanding common stock equivalents.

•	We define free cash flow as net cash provided by (used in) operating activities less cash used for the purchases of property and equipment.
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We define calculated billings as total revenue plus the changes in deferred revenue and contract liabilities in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as a potential indicator of future subscription revenue, the actual timing of which will be affected by several factors, including subscription start date and duration.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures primarily because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

We also use the key business metrics of core customers and net revenue retention rate.

Core Customers

We believe core customers is a key indicator of our market penetration, growth, and potential future revenue. We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

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a unique account identifier in our primary U.S. billing systems (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the last twelve months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries and certain legacy billing systems that have not been integrated into our primary U.S. billing systems (e.g., our lodging tax compliance solution). As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We also have a substantial number of customers of various sizes who do not meet the revenue threshold to be considered a core customer. These customers provide us with market share and awareness, and we anticipate that some may grow into core customers. We believe there is strategic value to addressing the small business and self-serve segment of the marketplace.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Currently, our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy billing systems primarily related to past acquisitions. Our Streamlined Sales Tax solution (SST) is not included in net revenue retention rate. This means that revenue expansion from existing customers adopting our SST solution is not included, while revenue contraction from customers downgrading one or more of Avalara’s other solutions in favor of SST is included.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended September 30,
	2020	2019
Revenue:
Subscription and returns	$119,193	$91,986
Professional services	8,686	6,539
Total revenue	127,879	98,525
Cost of revenue:
Subscription and returns	31,155	25,621
Professional services	3,777	4,157
Total cost of revenue (2)	34,932	29,778
Gross profit	92,947	68,747
Operating expenses:
Research and development (2)	32,562	21,871
Sales and marketing (1)(2)	49,057	41,263
General and administrative (2)	23,885	20,511
Total operating expenses	105,504	83,645
Operating loss	(12,557)	(14,898)
Other (income) expense:
Interest income	(36)	(2,202)
Interest expense	—	2
Other (income) expense, net	(185)	265
Total other (income) expense, net	(221)	(1,935)
Loss before income taxes	(12,336)	(12,963)
Provision for income taxes	393	341
Net loss	$(12,729)	$(13,304)

Net loss per share attributable to common shareholders, basic and diluted	$(0.15)	$(0.17)
Weighted average shares of common stock outstanding, basic and diluted	82,288	76,156

(1) In preparing our 2019 annual financial statements, we discovered an immaterial error in recording deferred sales commissions for the first three quarters of 2019 impacting our previously reported quarterly financial results. We have presented the corrected consolidated statements of operations data for the third quarter of 2019. The correction to sales commission expense resulted in additional sales and marketing expenses of $0.9 million for the three months ended September 30, 2019.

	For the Three Months Ended September 30,
(2) The stock-based compensation expense included above was as follows:	2020	2019
Cost of revenue	$1,591	$828
Research and development	3,781	1,781
Sales and marketing	3,157	2,135
General and administrative	4,292	5,178
Total stock-based compensation	$12,821	$9,922

The amortization of acquired intangibles included above was as follows:

Cost of revenue	$1,007	$1,235
Research and development	—	—
Sales and marketing	447	605
General and administrative	4	4
Total amortization of acquired intangibles	$1,458	$1,844

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Nine Months Ended September 30,
	2020	2019
Revenue:
Subscription and returns	$333,258	$255,225
Professional services	22,551	19,569
Total revenue	355,809	274,794
Cost of revenue:
Subscription and returns	89,451	69,537
Professional services	13,065	12,883
Total cost of revenue (2)	102,516	82,420
Gross profit	253,293	192,374
Operating expenses:
Research and development (2)	85,253	56,823
Sales and marketing (1) (2)	144,731	122,324
General and administrative (2)	65,595	53,764
Total operating expenses	295,579	232,911
Operating loss	(42,286)	(40,537)
Other (income) expense:
Interest income	(1,646)	(4,251)
Interest expense	—	286
Other (income) expense, net	(3,435)	694
Total other (income) expense, net	(5,081)	(3,271)
Loss before income taxes	(37,205)	(37,266)
Provision for income taxes	947	629
Net loss	$(38,152)	$(37,895)

Net loss per share attributable to common shareholders, basic and diluted	$(0.48)	$(0.53)
Weighted average shares of common stock outstanding, basic and diluted	79,715	72,064

(1) In preparing our 2019 annual financial statements, we discovered an immaterial error in recording deferred sales commissions for the first three quarters of 2019 impacting our previously reported quarterly financial results. We have presented the corrected consolidated statements of operations data for the first nine months of 2019. The correction to sales commission expense resulted in additional sales and marketing expenses of $3.1 million for the nine months ended September 30, 2019.

	For the Nine Months Ended September 30,
(2) The stock-based compensation expense included above was as follows:	2020	2019
Cost of revenue	$4,264	$2,277
Research and development	9,255	4,700
Sales and marketing	8,928	6,411
General and administrative	12,352	12,518
Total stock-based compensation	$34,799	$25,906

The amortization of acquired intangibles included above was as follows:

Cost of revenue	$3,302	$3,635
Research and development	—	—
Sales and marketing	1,603	1,653
General and administrative	12	11
Total amortization of acquired intangibles	$4,917	$5,299

AVALARA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$1,064,077	$466,950
Trade accounts receivable—net of allowance for doubtful accounts	63,056	51,644
Deferred commissions	11,035	9,279
Prepaid expenses and other current assets	18,306	14,127
Total current assets before customer fund assets	1,156,474	542,000
Funds held from customers	25,297	24,383
Receivable from customers—net of allowance for doubtful accounts	535	420
Total current assets	1,182,306	566,803
Noncurrent assets:
Deferred commissions	34,806	29,137
Operating lease right-of-use assets—net	50,387	49,321
Property and equipment—net	33,553	34,997
Intangible assets—net	18,139	22,932
Goodwill	101,670	101,224
Other noncurrent assets	5,551	2,853
Total assets	$1,426,412	$807,267

Liabilities and shareholders' equity
Current liabilities:
Trade payables	16,642	11,693
Accrued expenses	62,760	62,104
Deferred revenue	178,918	160,271
Accrued earnout liabilities	465	4,120
Operating lease liabilities	10,698	8,756
Total current liabilities before customer fund obligations	269,483	246,944
Customer fund obligations	26,669	24,783
Total current liabilities	296,152	271,727
Noncurrent liabilities:
Deferred revenue	1,722	970
Accrued earnout liabilities	—	9,835
Operating lease liabilities	55,781	58,301
Deferred tax liability	530	337
Other noncurrent liabilities	5,537	2,375
Total liabilities	359,722	343,545
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	8	8
Additional paid-in capital	1,616,912	976,627
Accumulated other comprehensive loss	(1,884)	(2,719)
Accumulated deficit	(548,346)	(510,194)
Total shareholders’ equity	1,066,690	463,722
Total liabilities and shareholders' equity	$1,426,412	$807,267

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(12,729)	$(13,304)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	12,821	9,922
Depreciation and amortization	3,924	4,016
Asset impairments	794	—
Deferred tax expense	58	60
Non-cash operating lease costs (1)	2,067	1,213
Non-cash change in earnout liability	—	134
Non-cash bad debt expense	72	152
Other	101	32
Changes in operating assets and liabilities:
Trade accounts receivable	(3,214)	(5,920)
Prepaid expenses and other current assets	(693)	(2,678)
Deferred commissions	(2,485)	(3,838)
Other noncurrent assets	(1,055)	(49)
Trade payables	1,792	2,350
Accrued expenses	15,997	5,706
Deferred revenue	12,920	9,655
Operating lease liabilities (1)	(2,448)	(1,599)
Net cash provided by operating activities	27,922	5,852
Cash flows from investing activities:
Purchase of property and equipment	(2,118)	(2,246)
Cash paid for acquisitions of businesses	—	(13,000)
Cash paid for acquired intangible assets	—	(8)
Net (increase) decrease in customer fund assets	(3,662)	7,892
Net cash used in investing activities	(5,780)	(7,362)
Cash flows from financing activities:
Proceeds from common stock offering, net of underwriting discounts	556,312	—
Payments of deferred financing costs	(300)	(157)
Proceeds from exercise of stock options	5,294	11,166
Proceeds from purchases of stock under employee stock purchase plan	5,621	4,629
Taxes paid related to net share settlement of stock-based awards	—	(1,090)
Acquisition-related post-closing payments	(2,763)	—
Payments related to business combination earnouts	—	(375)
Net increase (decrease) in customer fund obligations	3,662	(7,811)
Net cash provided by financing activities	567,826	6,362
Foreign currency effect on cash and cash equivalents	(302)	127
Net change in cash and cash equivalents	589,666	4,979
Cash and cash equivalents—Beginning of period	474,411	441,584
Cash and cash equivalents—End of period	$1,064,077	$446,563

(1) Avalara adopted the new lease accounting standard as of January 1, 2019 in our Annual Report on Form 10-K for the year ended December 31, 2019. We have presented cash flows from operating activities for the quarter ended September 30, 2019 to include adjustments for the adoption of the new lease accounting standard. The adjustments do not impact previously disclosed net cash provided by operating activities.

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(38,152)	$(37,895)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	34,799	25,906
Depreciation and amortization	11,923	11,684
Asset impairments	794	—
Deferred tax expense	193	138
Non-cash operating lease costs (1)	6,027	3,380
Non-cash change in earnout liability	(2,325)	610
Non-cash bad debt expense	1,445	602
Other	546	227
Changes in operating assets and liabilities:
Trade accounts receivable	(12,205)	(9,648)
Prepaid expenses and other current assets	(4,179)	(3,274)
Deferred commissions	(7,425)	(13,215)
Other noncurrent assets	(2,698)	(831)
Trade payables	4,683	4,818
Accrued expenses	6,247	2,305
Deferred revenue	19,397	24,782
Operating lease liabilities (1)	(7,243)	(4,158)
Net cash provided by operating activities	11,827	5,431
Cash flows from investing activities:
Purchase of property and equipment	(5,674)	(7,196)
Cash paid for acquisitions of businesses	—	(30,310)
Cash paid for acquired intangible assets	—	(139)
Net (increase) in customer fund assets	(1,681)	(3,986)
Net cash used in investing activities	(7,355)	(41,631)
Cash flows from financing activities:
Proceeds from common stock offering, net of underwriting discounts	556,312	274,705
Payments of deferred financing costs	(300)	(555)
Proceeds from exercise of stock options	30,717	51,583
Proceeds from purchases of stock under employee stock purchase plan	11,337	12,293
Taxes paid related to net share settlement of stock-based awards	—	(1,183)
Acquisition-related post-closing payments	(2,763)	—
Payments related to business combination earnouts	(3,760)	(375)
Payments related to asset acquisition earnouts	(65)	—
Net increase in customer fund obligations	1,681	3,986
Net cash provided by financing activities	593,159	340,454
Foreign currency effect on cash and cash equivalents	(504)	(13)
Net change in cash and cash equivalents	597,127	304,241
Cash and cash equivalents—Beginning of period	466,950	142,322
Cash and cash equivalents—End of period	$1,064,077	$446,563

(1) Avalara adopted the new lease accounting standard as of January 1, 2019 in our Annual Report on Form 10-K for the year ended December 31, 2019. We have presented cash flows from operating activities for the nine months ended September 30, 2019 to include adjustments for the adoption of the new lease accounting standard. The adjustments do not impact previously disclosed net cash provided by operating activities.

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

The following schedules reflect our non-GAAP financial measures and reconcile our non-GAAP financial measures to the related GAAP financial measures:

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Non-GAAP cost of revenue	$32,334	$27,715	$94,950	$76,508
Non-GAAP gross profit	95,545	70,810	260,859	198,286
Non-GAAP gross margin	75%	72%	73%	72%
Non-GAAP research and development expense	$28,781	$20,090	$75,998	$52,123
Non-GAAP sales and marketing expense	45,453	38,523	134,200	114,260
Non-GAAP general and administrative expense	19,589	15,329	53,231	41,235
Non-GAAP operating income (loss)	1,722	(3,132)	(2,570)	(9,332)
Non-GAAP net income (loss)	1,550	(1,538)	1,564	(6,690)
Non-GAAP basic net income (loss) per share	0.02	(0.02)	0.02	(0.09)
Non-GAAP diluted net income (loss) per share	0.02	(0.02)	0.02	(0.09)
Free cash flow	$25,804	$3,606	$6,153	$(1,765)

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$34,932	$29,778	$102,516	$82,420
Stock-based compensation expense	(1,591)	(828)	(4,264)	(2,277)
Amortization of acquired intangibles	(1,007)	(1,235)	(3,302)	(3,635)
Non-GAAP Cost of Revenue	$32,334	$27,715	$94,950	$76,508

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$92,947	$68,747	$253,293	$192,374
Stock-based compensation expense	1,591	828	4,264	2,277
Amortization of acquired intangibles	1,007	1,235	3,302	3,635
Non-GAAP Gross Profit	$95,545	$70,810	$260,859	$198,286

Reconciliation of Non-GAAP Gross Margin:
Gross margin	73%	70%	71%	70%
Stock-based compensation expense as a percentage of revenue	1%	1%	1%	1%
Amortization of acquired intangibles as a percentage of revenue	1%	1%	1%	1%
Non-GAAP Gross Margin	75%	72%	73%	72%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$32,562	$21,871	$85,253	$56,823
Stock-based compensation expense	(3,781)	(1,781)	(9,255)	(4,700)
Amortization of acquired intangibles	—	—	—	—
Non-GAAP Research and Development Expense	$28,781	$20,090	$75,998	$52,123

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$49,057	$41,263	$144,731	$122,324
Stock-based compensation expense	(3,157)	(2,135)	(8,928)	(6,411)
Amortization of acquired intangibles	(447)	(605)	(1,603)	(1,653)
Non-GAAP Sales and Marketing Expense	$45,453	$38,523	$134,200	$114,260

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$23,885	$20,511	$65,595	$53,764
Stock-based compensation expense	(4,292)	(5,178)	(12,352)	(12,518)
Amortization of acquired intangibles	(4)	(4)	(12)	(11)
Non-GAAP General and Administrative Expense	$19,589	$15,329	$53,231	$41,235

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Operating Income (Loss):
Operating loss	$(12,557)	$(14,898)	$(42,286)	$(40,537)
Stock-based compensation expense	12,821	9,922	34,799	25,906
Amortization of acquired intangibles	1,458	1,844	4,917	5,299
Non-GAAP Operating Income (Loss)	$1,722	$(3,132)	$(2,570)	$(9,332)

Reconciliation of Non-GAAP Net Income (Loss):
Net loss	$(12,729)	$(13,304)	$(38,152)	$(37,895)
Stock-based compensation expense	12,821	9,922	34,799	25,906
Amortization of acquired intangibles	1,458	1,844	4,917	5,299
Non-GAAP Net Income (Loss)	$1,550	$(1,538)	$1,564	$(6,690)

Reconciliation of Non-GAAP Basic Net Income (Loss) Per Share:
Net loss per share	$(0.15)	$(0.17)	$(0.48)	$(0.53)
Stock-based compensation expense per share	0.16	0.13	0.44	0.36
Amortization of acquired intangibles per share	0.02	0.02	0.06	0.07
Non-GAAP Basic Net Income (Loss) Per Share	$0.02	$(0.02)	$0.02	$(0.09)

Reconciliation of Non-GAAP Diluted Net Income (Loss) Per Share:
Net loss per share	$(0.15)	$(0.17)	$(0.45)	$(0.53)
Stock-based compensation expense per share	0.15	0.13	0.41	0.36
Amortization of acquired intangibles per share	0.02	0.02	0.06	0.07
Non-GAAP Diluted Net Income (Loss) Per Share (1)	$0.02	$(0.02)	$0.02	$(0.09)
Shares used in computing non-GAAP diluted net income (loss) per share	86,700	71,568	84,078	69,983

(1) Non-GAAP diluted net income (loss) per share for the three and nine months ended September 30, 2020 was calculated using the diluted share count which includes approximately 4.4 million dilutive shares related to employee stock options and stock-based awards. For the three and nine months ended September 30, 2019, all common stock equivalents have been excluded from the diluted share count as their effect is antidilutive.

Free Cash Flow:
Net cash provided by operating activities	$27,922	$5,852	$11,827	$5,431
Purchases of property and equipment	(2,118)	(2,246)	(5,674)	(7,196)
Free Cash Flow	$25,804	$3,606	$6,153	$(1,765)

AVALARA, INC.

UNAUDITED PRESENTATION OF CALCULATED BILLINGS AND RECONCILIATION TO REVENUE

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019 (1)	Dec 31, 2018
Total revenue	$127,879	$116,487	$111,443	$107,627	$98,525	$91,299	$84,970	$76,923
Add:
Deferred revenue (end of period)	180,640	167,719	165,369	161,241	148,466	138,811	132,714	134,653
Contract liabilities (end of period)	7,673	6,195	6,330	5,197	4,843	4,508	4,208	—
Impact of adoption of ASC 606 on deferred revenue	—	—	—	—	—	—	11,250	—
Less:
Deferred revenue (beginning of period)	(167,719)	(165,369)	(161,241)	(148,466)	(138,811)	(132,714)	(134,653)	(118,209)
Contract liabilities (beginning of period)	(6,195)	(6,330)	(5,197)	(4,843)	(4,508)	(4,208)	—	—
Impact of adoption of ASC 606 on contract liabilities	—	—	—	—	—	—	(2,090)	—
Calculated billings	$142,278	$118,702	$116,704	$120,756	$108,515	$97,696	$96,399	$93,367

(1)	The first quarter of 2019 includes reconciling adjustments to exclude the one-time impact of adoption of ASC 606 as of January 1, 2019.

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Number of core customers (as of end of period)	14,180	13,560	12,940	12,150	11,400	10,560	9,800	9,150
Net revenue retention rate	108%	107%	109%	111%	113%	111%	107%	108%

Investor Contact

Jennifer Gianola

Avalara

jennifer.gianola@avalara.com

650-499-9837

Media Contact

Tommy Morgan

Avalara

media@avalara.com

540-448-7551